CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Condensed Financial Information" and "Counsel and Independent Auditors" and to the use of our report dated December 10, 1998 for Dreyfus Small Company Value Fund, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-51061) of Dreyfus Growth and Value Funds, Inc.


                                   ERNST & YOUNG LLP


New York, New York
December 17, 1998